Exh 1(b)(1)

                                                [STAMP]
                                                RECEIVED
                                                & filed Michael
                                                   [STAMP]
                                                   DEC 3 1984
                                                   SECRETARY OF STATE
                                                 CORPORATION DIVISION

                                Establishment and
                       Designation of Series of Shares of
                 Beneficial Interest of $.01 Par Value Per Share

            The undersigned being the Trustees of the AARP Income Trust, a Massachusetts business trust, (the "Trust" acting pursuant to Section 5.11 of the Trust's Declaration of Trust dated June 8, 1984, as amended, (the "Declaration of Trust") hereby divide the shares of beneficial interest of the Trust into two separate series, each series to have the following special and relative rights:

      1. The series shall be designated the "AARP GNMA and U.S. Treasury Fund" and the "AARP General Bond Fund".

      2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest of each series ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of that series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that series, and shall be entitled to receive its pro rata share of net assets of that series upon liquidation of that series, all as provided in the Declaration of Trust.

      3. Shareholders of each series shall vote separately as a class on any matter except to the extent required by the Investment Company Act of 1940. Any matter shall be deemed to have been effectively acted upon with respect to any series as provided in Rule 18f-2, as from time to time in effect, under such Act or any successor rule and in the Declaration of Trust.

      4. The assets and liabilities of the Trust shall be allocated among the above-referenced series as set forth in Section 5.11 of the Declaration of Trust, except that costs incurred and payable by the Trust in connection with its organization and initial registration and public offering of shares shall be divided equally among the above-referenced series and shall be amortized for each such series over the period beginning on the date that such costs become payable and ending sixty months after the commencement of operations of the Trust.
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                                       -2-

      5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series provided that such chance shall not adversely affect the rights of holders of Shares of a series.

            IN WITNESS WHEREOF, the undersigned have executed this instrument this 27 day of November, 1984.


                                                -------------------------------
                                                Cyril F. Brickfield


                                                /s/ Cuyler W. Findlay
                                                -------------------------------
                                                    Cuyler W. Findlay


                                                /s/ George S. Johnston
                                                -------------------------------
                                                    George S. Johnston


                                                -------------------------------
                                                Louise D. Crooks


                                                /s/ Gordon Shillinglaw
                                                -------------------------------
                                                    Dr. Gordon Shillinglaw


                                                /s/ Edgar R. Fiedler
                                                -------------------------------
                                                    Edgar R. Fiedler


                                                /s/ Eugene P. Forrester
                                                -------------------------------
                                                    Lt. Gen. Eugene P. Forrester


                                                /s/ Robert N. Butler, MD
                                                -------------------------------
                                                    Dr. Robert N. Butler


                                                /s/ Robert J. Myers
                                                -------------------------------
                                                    Robert J. Myers


                                                /s/ George L. Maddox
                                                -------------------------------
                                                    George L. Maddox, Jr.

STATE OF NEW YORK   )
                    )    ss:
COUNTY OF NEW YORK  )                     November 27, 1984

            Then personally appeared the above-named signatories who acknowledged the foregoing instrument to be their free act and deed.

My commission expires:                    Before me,


                                      /s/ Therese M. Meany
                                          ----------------------
                                          Notary Public

      [STAMP]
      THERESE M. MEANY
      NOTARY PUBLIC, State of New York
      No. 41-2644550, Queens County
      Cert. Filed in New York County
      Term Expires March 30, 1985